Exhibit 99.1

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

Ingersoll Rand Reports Fourth-Quarter EPS from

Continuing Operations of $0.26, Full-Year 2013 EPS of $2.08

•     Fourth-quarter adjusted earnings per share (EPS) from continuing operations were $0.61 compared with adjusted EPS of $0.52 in 2012

•     Revenues of $3.1 billion in the fourth quarter, up 6 percent compared with 2012

•     Full-year 2013 EPS from continuing operations are $2.08; adjusted EPS of $2.67 excluding restructuring, refinancing premium and other one-time costs

•     Full-year adjusted EPS from continuing operations for 2014 forecasted to be $3.05 to $3.20, up by 14 percent to 20 percent compared with 2013

On December 1, 2013, Ingersoll Rand completed the spinoff of its security businesses named Allegion to its shareholders. All historical financial data excludes the results of the security businesses.

Swords, Ireland, February 11, 2014 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating comfortable, sustainable and efficient environments, today reported diluted earnings per share (EPS) from continuing operations of $0.26 for the fourth quarter of 2013.

The company reported net earnings of $47.6 million, or EPS of $0.16, for the fourth quarter of 2013. Fourth-quarter net earnings included $77.7 million, or EPS of $0.26 from continuing operations, as well as $(30.1) million, or a loss per share of $(0.10) from discontinued operations. This compares with net earnings of $235.6 million, or EPS of $0.78, for the 2012 fourth quarter. Fourth quarter 2012 net earnings

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included $162.1 million, or EPS of $0.53 from continuing operations and $73.5 million, or EPS of $0.25 from discontinued operations. Results for the fourth quarter of 2013 included $102.2 million, or $(0.35) per share from restructuring and one-time charges related to the spinoff of the Allegion security business. Excluding these items, fourth-quarter 2013 adjusted EPS from continuing operations were $0.61. (see attached tables for additional details)

EPS - Continuing Operations

	2013	2012

EPS from Continuing Operations	$0.26	$0.53

Adjustments:

- Restructuring Costs After Tax	0.10	(0.01)

- Spin-related Tax Charges	0.25	—

Adjusted EPS from Continuing Operations	$0.61	$0.52

Full-Year Results

Full-year 2013 net revenues were $12,351 million, an increase of 3 percent when compared with reported net revenues of $11,988 million in 2012. Operating income for 2013 totaled $1,105 million compared with $1,072 million for 2012. Results for full-year 2013 included $83 million of restructuring costs. The prior year included $31 million of restructuring costs and other one-time items. Excluding these items, full-year 2013 adjusted operating margins were 9.6 percent, an increase of 40 basis points when compared with adjusted 2012 operating margins. (see attached tables for additional details)

The company reported full-year 2013 EPS of $2.07. EPS from continuing operations were $2.08 with $(0.01) of losses from discontinued operations. The EPS from continuing operations included $177 million of after-tax cost, or EPS of $(0.59) related to restructuring, the one-time charge from the spinoff of the security business and the redemption premium expense for early debt retirement. The prior year included $25 million of after-tax costs related to restructuring, equal to $(0.08) per share. Before these items, 2013 adjusted EPS from continuing operations were $2.67 per share and 2012 EPS were $2.57. (see attached tables for additional details)

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“Our 2013 financial results demonstrate our consistent focus on delivering shareholder value and continuous improvement in our operating performance through the deliberate deployment of our business operating system,” said Michael W. Lamach, chairman and chief executive officer. “2013 was a strong year with revenue growth, adjusted earnings per share and cash flow at the top of our guidance range, which we accomplished while completing the on-time spinoff of Allegion. Our recent 19 percent dividend increase and new share repurchase program continues our balanced capital allocation strategy focused on optimizing returns to shareholders. Our improving financial performance and solid financial strategy have created significant shareholder value and we have delivered a 378 percent total shareholder return since 2009 – almost triple the return of the S&P 500.”

Additional Highlights from the 2013 Fourth Quarter

Revenues: The company’s reported revenues increased 6 percent to $3,099 million, compared with revenues of $2,924 million for the 2012 fourth quarter. Total U.S. revenues were up 6 percent compared to 2012, and revenues from international operations also increased 6 percent (up 6 percent excluding the impact of currency).

Operating Margin: The fourth-quarter operating margin was 7 percent compared with 8.5 percent in 2012. Adjusted for restructuring and one-time charges, the operating margin for fourth-quarter 2013 was 8.5 percent, flat on a comparable basis with 2012. Increased volume and productivity savings were offset by inflation and an increase in investment spending.

Interest Expense and Other Income/Expense: Interest expense of $53 million for the fourth quarter declined by $8 million compared with the same quarter last year. Other expense totaled $(1) million for the fourth quarter of 2013, compared with $4 million of income for the 2012 fourth quarter primarily due to higher currency losses in 2013.

Taxes: Excluding restructuring and one-time items, the company had an effective tax rate of 11 percent for the fourth quarter of 2013. The comparable effective rate for the fourth quarter of 2012 was 15 percent.

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Fourth-Quarter Business Review

[Note: The company realigned its reporting segments on December 1, 2013, after the spinoff of the Allegion security business. Adjusted margins for 2012 and 2013 exclude restructuring and other one-time costs – see attached tables for additional details]

The Climate Segment delivers energy-efficient solutions globally and includes Trane® and American Standard® Heating and Air Conditioning which provide heating, ventilation and air conditioning (HVAC) systems and commercial and residential building services, parts, support and controls; and Thermo King®, the leader in transport temperature control solutions. Revenues for the fourth quarter of 2013 were $2,328 million, an increase of 8 percent compared with the fourth quarter of 2012. Bookings increased 6 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues increased by a mid-single digit percentage with a mid-single digit percentage increase in equipment revenues and a high-single digit increase in revenues for parts, service and solutions. Commercial HVAC revenues increased by a mid-single digit percentage in the Americas and Europe and by a low-teens percentage in Asia during the quarter compared with last year. Fourth-quarter 2013 HVAC bookings reflect a low-single digit increase compared with last year.

Total Thermo King refrigerated transport revenues increased by a low-teens percentage in the fourth quarter compared with last year, with revenue gains in both the Americas and in Europe, especially in marine equipment and trailers. Bookings increased by a mid-teens percentage in the fourth quarter of 2013, mainly from marine equipment which was up more than 100 percent year-over-year.

Residential HVAC revenues increased by a mid-single digit percentage in the fourth quarter compared with 2012, with volume gains in all major product categories.

Fourth-quarter 2013 segment operating margin was 9 percent (excluding restructuring costs, adjusted operating margin was 10 percent). The adjusted margin improved by 0.6 percentage points on a comparable basis with 2012 due to higher volumes and productivity gains, partially offset by inflation.

The Industrial Segment delivers products and services that enhance energy efficiency, productivity and operations. It includes Ingersoll Rand® compressed air systems and services, power tools, material handling systems, ARO® fluid management equipment,

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as well as Club Car® golf, utility and rough terrain vehicles. Total revenues in the fourth quarter of 2013 were $771 million and increased by 1 percent compared with the fourth quarter of 2012 due to flat volume in the Americas and Asia, and gains in Europe. Bookings increased by 2 percent compared with 2012.

Revenues for air compressors and industrial products were up slightly overall, with flat year-over-year comparisons in the Americas, a low-single digit percentage decline in Europe and low-single digit percentage gains in Asia.

Club Car revenues increased a low-single digit percentage compared with the fourth quarter of 2012, with gains in both golf car and utility vehicle sales.

Fourth-quarter segment operating margin for Industrial Technologies was 14.9 percent (excluding restructuring costs, adjusted operating margin was 16.1 percent). The adjusted operating margin was flat on a comparable basis with 2012, as the benefits from improved productivity were offset by inflation and investments.

Balance Sheet

At the end of the fourth quarter, working capital was 2.1 percent of revenues, compared with 2.5 percent in 2012. Cash balances and total debt balances were $1.9 billion and $3.5 billion, respectively.

Share Repurchase

During the fourth quarter, the company repurchased approximately seven million shares for approximately $420 million as part of a $2 billion program approved by the board of directors in December 2012. The company repurchased approximately 21 million shares for approximately $1.2 billion during full-year 2013 and expects to complete this repurchase program by the end of the first quarter of 2014. The company’s board of directors approved a new $1.5 billion share repurchase program on February 5, 2014, which will commence when the current authorization is completed.

Dividend Increase

Ingersoll Rand’s board of directors declared a quarterly dividend on February 5, 2014, of $0.25 per ordinary share, reflecting a 19 percent increase and an annual dividend rate of $1.00 per share.

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Spinoff of Commercial and Residential Security Businesses

On December 1, 2013, the company completed the spinoff of its security businesses, named Allegion, to its shareholders. Allegion is now an independent public company trading on the New York Stock Exchange (NYSE:ALLE).

Outlook

Based on a forecast of slow-to-moderate growth in global industrial and construction markets for the year, the company expects revenues for full-year 2014 to increase in the range of 3 to 4 percent compared with 2013. Full-year adjusted EPS from continuing operations is expected to be in the range of $3.05 to $3.20, with full-year reported EPS expected to be $2.95 to $3.10. The forecast includes an ongoing tax rate of approximately 25 percent for continuing operations and an average diluted share count for the full year of approximately 275 million shares. Free cash flow for full-year 2014 is expected to approximate $900 million.

First-quarter 2014 revenues are expected to increase in the range of 2 to 3 percent compared with 2013. Adjusted EPS from continuing operations for the first quarter of 2014 are expected to be in the range of $0.23 to $0.28, with reported EPS of $0.21 to $0.26, including restructuring costs. The first-quarter forecast reflects an ongoing tax rate of 25 percent for continuing operations and an average diluted share count of approximately 283 million shares.

This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, our share repurchase program including the amount of shares to be repurchased and timing of such repurchases, our projected 2014 first quarter and full-year financial performance and assumptions regarding our effective tax rate. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Such factors include, but are not limited to, our ability to fully realize the expected benefits of the completed spinoff and restructuring; global economic conditions, demand for our products and services and tax law changes. Additional factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2012, Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

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Ingersoll Rand (NYSE:IR) advances the quality of life by creating comfortable, sustainable and efficient environments. Our people and our family of brands—including Club Car®, Ingersoll Rand®, Thermo King® and Trane®—work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; and increase industrial productivity and efficiency. We are a $12 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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2/11/14

(See Accompanying Tables)

•	Condensed Consolidated Income Statement
•	Segments
•	Non-GAAP Financial Tables
•	Condensed Consolidated Balance Sheet
•	Condensed Consolidated Statement of Cash Flow
•	Balance Sheet Metrics and Free Cash Flow

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2013	2012	2013	2012

Net revenues	$3,098.9	$2,924.0	$12,350.5	$11,988.3

Cost of goods sold	(2,200.3)	(2,084.9)	(8,675.5)	(8,538.0)

Selling & administrative expenses	(680.6)	(591.5)	(2,570.0)	(2,382.9)

Asset impairment	-	-	-	4.5

Operating income	218.0	247.6	1,105.0	1,071.9

Interest expense	(53.4)	(61.0)	(278.8)	(252.0)

Other income (expense), net	(0.8)	4.1	3.4	28.1

Earnings (loss) before income taxes	163.8	190.7	829.6	848.0

Provision for income taxes	(80.7)	(24.3)	(189.0)	(56.0)

Earnings (loss) from continuing operations	83.1	166.4	640.6	792.0

Discontinued operations, net of tax	(29.5)	75.4	13.3	252.0

Net earnings (loss)	53.6	241.8	653.9	1,044.0

Less: Net earnings attributable to noncontrolling interests	(6.0)	(6.2)	(35.1)	(25.4)

Net earnings (loss) attributable to Ingersoll-Rand plc	$47.6	$235.6	$618.8	$1,018.6

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$77.7	$162.1	$620.1	$772.4
Discontinued operations	(30.1)	73.5	(1.3)	246.2

Net earnings	$47.6	$235.6	$618.8	$1,018.6

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.26	$0.53	$2.08	$2.49
Discontinued operations	(0.10)	0.25	(0.01)	0.79

	$0.16	$0.78	$2.07	$3.28

Weighted-average number of common shares outstanding:
Diluted	293.3	304.0	298.3	310.6

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	For the quarter		For the year
	ended December 31,		ended December 31,
	2013	2012	2013	2012
Climate
Net revenues	$2,327.5	$2,158.7	$9,414.0	$9,042.5
Segment operating income *	209.2	200.9	930.2	817.6
and as a % of Net revenues	9.0%	9.3%	9.9%	9.0%

Industrial
Net revenues	771.4	765.3	2,936.5	2,945.8
Segment operating income *	115.2	123.3	456.0	455.8
and as a % of Net revenues	14.9%	16.1%	15.5%	15.5%

Gain (loss) on sale/(asset impairment)	-	-	-	4.5
Unallocated corporate expense	(106.4)	(76.6)	(281.2)	(206.0)

Total
Net revenues	$3,098.9	$2,924.0	$12,350.5	$11,988.3
Consolidated operating income	$218.0	$247.6	$1,105.0	$1,071.9

and as a % of Net revenues	7.0%	8.5%	8.9%	8.9%

* Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at a Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2013				For the year ended December 31, 2013
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

	Net revenues	$3,098.9	$-		$3,098.9	$12,350.5	$-		$12,350.5

	Operating income	218.0	44.2	(a)	262.2	1,105.0	83.0	(a)	1,188.0
	Operating margin	7.0%			8.5%	8.9%			9.6%

	Earnings from continuing operations before income taxes	163.8	44.2	(a,b)	208.0	829.6	129.3	(a,b)	958.9
	Provision for income taxes	(80.7)	58.0	(c)	(22.7)	(189.0)	47.2	(c)	(141.8)
	Tax rate	49.3%			10.9%	22.8%			14.8%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	77.7	102.2	(d)	179.9	620.1	176.5	(d)	796.6

	Diluted earnings per common share
	Continuing operations	$0.26	$0.35		$0.61	$2.08	$0.59		$2.67

	Weighted-average number of common shares outstanding
	Diluted	293.3	-		293.3	298.3	-		298.3

	Detail of Adjustments:
(a)	Restructuring costs		44.2				83.0
(b)	Refinancing premium		-				46.3
(c)	Tax impact of restructuring		(15.9)				(26.7)
(c)	Spin-related tax charges		73.9				73.9

(d)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$102.2				$176.5

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended December 31, 2012				For the year ended December 31, 2012
		As			As	As			As
		Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted

	Net revenues	$2,924.0	$-		$2,924.0	$11,988.3	$-		$11,988.3

	Operating income	247.6	1.7	(a)	249.3	1,071.9	31.1	(a)	1,103.0
	Operating margin	8.5%			8.5%	8.9%			9.2%

	Earnings from continuing operations before income taxes	190.7	1.7	(a)	192.4	848.0	31.1	(a)	879.1
	Provision for income taxes	(24.3)	(5.3)	(b)	(29.6)	(56.0)	(6.4)	(b)	(62.4)
	Tax rate	12.7%			15.4%	6.6%			7.1%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	162.1	(3.6)	(c)	158.5	772.4	24.7	(c)	797.1

	Diluted earnings per common share
	Continuing operations	$0.53	$(0.01)		$0.52	$2.49	$0.08		$2.57
	Weighted-average number of common shares outstanding
	Diluted	304.0	-		304.0	310.6	-		310.6

	Detail of Adjustments:
	Adjustment to loss on sale from Hussmann divestiture		$-				$(4.5)
	Restructuring costs		1.7				35.6

(a)	Operating income adjustments		1.7				31.1
(b)	Tax impact		(5.3)				(6.4)

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(3.6)				$24.7

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

	For the quarter ended Dec. 31, 2013		For the quarter ended Dec. 31, 2012

	As Reported	Margin	As Reported	Margin
Climate
Net revenues	$2,327.5		$2,158.7

Segment operating income	$209.2	9.0%	$200.9	9.3%
Restructuring costs	24.3	1.0%	1.5	0.1%

Adjusted operating income	233.5	10.0%	202.4	9.4%
Depreciation and amortization	63.1	2.7%	61.2	2.8%

EBITDA	$296.6	12.7%	$263.6	12.2%

Industrial
Net revenues	$771.4		$765.3

Segment operating income	$115.2	14.9%	$123.3	16.1%
Restructuring costs	9.0	1.2%	0.0	0.0%

Adjusted operating income	124.2	16.1%	123.3	16.1%
Depreciation and amortization	11.6	1.5%	12.2	1.6%

EBITDA	$135.8	17.6%	$135.5	17.7%

Corporate
Unallocated corporate expense	$(106.4)		$(76.6)
Restructuring costs	10.9		0.2

Adjusted corporate expense	(95.5)		(76.4)
Depreciation and amortization	8.7		7.4

EBITDA	$(86.8)		$(69.0)

Total Company
Net revenues	$3,098.9		$2,924.0

Operating income	$218.0	7.0%	$247.6	8.5%
Restructuring costs	44.2	1.5%	1.7	0.0%

Adjusted operating income	262.2	8.5%	249.3	8.5%
Depreciation and amortization	83.4	2.7%	80.8	2.8%

EBITDA	$345.6	11.2%	$330.1	11.3%

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations.

The non-GAAP financial measures of EBITDA and EBITDA margin assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Condensed Consolidated Balance Sheets

(In millions)

UNAUDITED

	December 31,	December 31,
	2013	2012
ASSETS
Cash and cash equivalents	$1,937.2	$708.4
Accounts and notes receivable, net	2,071.5	1,870.1
Inventories	1,166.1	1,144.0
Other current assets	541.9	454.0
Assets held for spinoff	-	1,817.4

Total current assets	5,716.7	5,993.9
Property, plant and equipment, net	1,468.4	1,426.1
Goodwill	5,540.6	5,492.6
Intangible assets, net	3,922.0	4,050.4
Other noncurrent assets	1,010.4	1,519.1

Total assets	$17,658.1	$18,482.1

LIABILITIES AND EQUITY
Accounts payable	$1,163.0	$1,019.4
Accrued expenses and other current liabilities	1,877.9	1,811.8
Liabilities held for spinoff	-	531.8
Short-term borrowings and current maturities of long-term debt	367.7	962.9

Total current liabilities	3,408.6	4,325.9
Long-term debt	3,153.5	2,266.5
Other noncurrent liabilities	3,964.7	4,660.4
Equity	7,131.3	7,229.3

Total liabilities and equity	$17,658.1	$18,482.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Condensed Consolidated Statement of Cash Flow

(In millions)

UNAUDITED

	For the year ended December 31,
	2013	2012
Operating Activities
Income from continuing operations	$640.6	$792.0
Loss (Gain) on sale/asset impairment	-	(4.5)
Depreciation and amortization	333.7	333.8
Changes in assets and liabilities and other non-cash items	(96.6)	(253.2)

Net cash from operating activities of continuing operations	877.7	868.1
Net cash from operating activities of discontinued operations	292.7	312.9

Net cash from operating activities	1,170.4	1,181.0

Investing Activities
Capital expenditures	(242.2)	(243.1)
Proceeds from business dispositions, net of cash	-	52.7
Other investing activities, net	29.0	62.2

Net cash from investing activities of continuing operations	(213.2)	(128.2)
Net cash from investing activities of discontinued operations	(2.2)	(18.3)

Net cash from investing activities	(215.4)	(146.5)

Financing Activities
Net debt proceeds (repayments)	291.7	(413.4)
Dividends paid to ordinary shareholders	(245.5)	(192.4)
Dividend from Allegion	1,274.2	-
Repurchase of ordinary shares	(1,213.2)	(839.8)
Other financing activities, net	246.9	149.9

Net cash from financing activities of continuing operations	354.1	(1,295.7)
Net cash from financing activities of discontinued operations	(7.5)	(8.2)

Net cash from financing activities	346.6	(1,303.9)

Effect of exchange rate changes on cash and cash equivalents	(72.8)	(9.2)

Net increase (decrease) in cash and cash equivalents	1,228.8	(278.6)
Cash and cash equivalents - beginning of period	708.4	987.0

Cash and cash equivalents - end of period	$1,937.2	$708.4

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 8

INGERSOLL-RAND PLC

Balance Sheet Metrics and Free Cash Flow

($ in millions)

UNAUDITED

		December 31,	December 31,
		2012	2013
	Net Receivables	$1,870	$2,071
	Days Sales Outstanding	58.4	61.0

	Net Inventory	$1,144	$1,166

	Inventory Turns	7.3	7.5
	Accounts Payable	$1,019	$1,163
	Days Payable Outstanding	44.6	48.2

			Year ended
			December 31, 2013
	Cash flow from operating activities (a)		$877.7
	Capital expenditures (a)		(242.2)
	Cash payments for restructuring		50.5
	Cash premium for refinancing		46.3
	Tax benefit (b)		130.0

	Free cash flow		$862.3

(a)	Includes only continuing operations. Cash flow from operating activities includes spending related to restructuring and refinancing costs.

(b)	Represents tax benefit from net operating losses which were utilized against earnings of discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of free cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION